UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)       August 28, 2006
LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 706-9250
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.02 Termination of a Material Definitive Agreement.
     In conjunction with the sale of its supply chain assets, the Company amended its $50 million revolving credit facility on October 7, 2005. This credit facility would have matured on October 7, 2010. As previously disclosed, the Company has projected non-compliance with the facility’s financial covenant at September 30, 2006. For that reason, and because the Company may have the opportunity to obtain a replacement facility on more favorable terms, the Company notified its senior secured lender, PNC Bank, National Association on August 28, 2006, of its termination of the facility on or about September 27, 2006. Upon termination, the Company must pay in full all of its outstanding obligations under the facility.
     The Company has engaged another lender to arrange for a replacement facility. Closing of the replacement facility is expected to occur on or about September 27, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC. (Registrant)
Date: August 30, 2006	By: /s/ Jeffrey L. Rutherford

Jeffrey L. Rutherford President and Chief Executive Officer

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